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                                                                      Exhibit 24

                         REPUBLIC NEW YORK CORPORATION

                           FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or Officer of Republic New York Corporation ("Republic"), a Maryland corporation, hereby constitutes and appoints each of Ernest Ginsberg or William F. Rosenblum, Jr., his or her true and lawful attorney and agent, in the name and on behalf of the undersigned, with full power to act alone, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable Republic to file a Report on Form 10-K under the Securities Act of 1934, as amended, for the fiscal year ended December 31, 1997 and to comply with the Securities Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, including the power and authority to sign the name of the undersigned in his or her capacity as Director and/or Officer of Republic (including the power to affix the undersigned's signature in typed form as required by Rule 499(d)(2) of the Securities Act of 1933, as amended) to such Report to be filed with the Securities and Exchange Commission with respect thereto and to any and all amendments to the said Report and to any and all instruments and documents filed as a part of or in connection with the said Report or amendments thereto, HEREBY RATIFYING AND CONFIRMING all that the said attorneys and agents, or any of them, has done, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this ____ day of March 1998.

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